UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2023

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703, PMB 73480
Boston, MA 02115
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 23, 2023, SeaChange International, Inc. (the “Company” or “SeaChange”) terminated Kathleen Mosher from the position of Senior Vice President, Chief Financial Officer, and Treasurer of SeaChange, effective immediately (the “Termination”).

(c)

Following the Termination, on January 23, 2023, the Board of Directors (the “Board”) of SeaChange appointed Mark Szynkowski as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective January 23, 2023. Mr. Szynkowski, 55, brings with him over 20 years of finance and accounting experience, an extensive background in mergers and acquisitions, budgeting and forecasting, and a broad knowledge of the software technology industry. Previously, from December 2017 to December 2022, he served as Senior Vice President of Finance and Principal Accounting Officer for Symbolic Logic, Inc. (f/k/a Evolving Systems, Inc.). Prior to that role, he served as Chief Financial Officer of 6D Global Technologies, Inc., a digital marketing technology company. In these positions, he was responsible for overseeing financial operations, including Securities and Exchange Commission (the “SEC”) filings and Sarbanes–Oxley Act of 2002 compliance and reporting. Earlier in his career, Mr. Szynkowski served in a variety of financial positions with EPIQ Systems, Inc. (“EPIQ”), a global technology, Software as a Service and professional services provider to the legal industry. Over nearly 10 years at EPIQ, Mr. Szynkowski held senior positions, including Vice President of Finance, Electronic Discovery Segment; Corporate Controller; and Subsidiary Controller. Prior to working at EPIQ, he served as Controller for Tradeware Global LLC, Vice President of Finance and Operations for Integro Staffing Services and was a Senior Auditor with Ernst & Young. Mr. Szynkowski has a B.A. in Accounting from Alfred University.

The selection of Mr. Szynkowski to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Szynkowski and any director, executive officer, or person nominated to become a director or executive officer of the Company, and there are no related person transactions between the Company and Mr. Szynkowski required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with the appointment of Mr. Szynkowski as Senior Vice President, Chief Financial Officer and Treasurer of the Company, the Compensation Committee of the Board and the Board agreed to pay Mr. Szynkowski an annual base salary of $205,000 per year. Mr. Szynkowski will also be eligible to receive a discretionary cash bonus for the remainder of fiscal 2023 at the Board’s sole discretion. Beginning in fiscal 2024, Mr. Szynkowski will be eligible to receive a cash bonus of up to 30 percent of his base salary if the Company attains its fiscal 2024 financial goals.

Pursuant to Mr. Szynkowski’s offer letter, in the event of termination of Mr. Szynkoski’s employment without cause after six months of employment, subject to Mr. Szynkowski executing a general release and satisfaction agreement that includes a one year noncompete, Mr. Szynkowski will be entitled to a one-time payment of six months’ base salary, payable over 12 semi-monthly payments. Attached as Exhibit 10.1, and incorporated herein by reference, is a copy of Mr. Szynkowski’s offer letter.

Mr. Szynkowski has executed an Indemnification Agreement with the Company. Attached as Exhibit 10.2, and incorporated herein by reference, is a copy of the form of Indemnification Agreement. Mr. Szynkowski will be offered a Change in Control Severance Agreement (the “Szynkowski CIC Agreement”) with the Company. The Szynkowski CIC Agreement will provide for enhanced severance benefits if there should be a change in control of the Company and a reduction in duties or termination of Mr. Szynkowski’s employment with the Company within two years of the change in control of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description.

10.1	Offer Letter, dated January 23, 2023, by and between SeaChange International, Inc. and Mark Szynkowski.

10.2	Form of Indemnification Agreement (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K previously filed on April 10, 2013 with the SEC and incorporated herein by reference).

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ Peter D. Aquino
Peter D. Aquino
Dated: January 27, 2023		Chief Executive Officer